Contact: Alliance Data
Julie Prozeller, Investors/Analysts
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon, Media
Alliance Data
972-348-4310
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES PRIVATE LABEL
PERFORMANCE UPDATE FOR JANUARY 2010

Dallas, TX, February 16, 2010 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today provided an update on its Private Label Credit segment.

In conjunction with the release of the Company’s Master Trust Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company’s total managed portfolio, and the Company believes the information presented below provides a more complete view of the Private Label Credit segment.

For the month ended
January 31, 2010
(dollars in thousands)
Average receivables(1)	$5,375,821
Year over year portfolio growth	22%
Net charge-offs	44,829
Net charge-offs as a percentage of average managed receivables(2)	10.0%

(1)Average receivables represent the balances outstanding over the course of the month. The Master Trust Monthly Noteholder’s Statement reflects receivable balances at the end of the month. The receivables at January 31, 2010 were lower than the average receivables due to normal seasonal pay down. Management believes the use of average receivables is a more appropriate measure for calculating loss rates for the period.

(2)Historically, certain of our charged off accounts were sold to outside agencies and recorded as recoveries upon receipt of the proceeds, reducing our gross losses. In January 2010, the practice of recovering those charged off accounts was brought in-house and will cause an approximate 90 day timing issue. The loss rate is consistent with Management’s previously issued guidance.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.